Exhibit 99.1

Press Release

LTX-Credence Announces Expiration and Results of Exchange Offer for its 3.5% Convertible Senior Subordinated Notes due May 15, 2010

Milpitas, Calif., May 21, 2009 — LTX-Credence Corporation (NASDAQ: LTXC), a global provider of focused, cost-optimized ATE solutions, announced today the expiration and results of its exchange offer for any and all of its outstanding 3.5% Convertible Senior Subordinated Notes due May 15, 2010 (the “Old Notes”) announced on April 22, 2009 (the “exchange offer”). The exchange offer expired at 5:00 p.m., New York City time, on May 20, 2009. Under the exchange offer, for each $1,000 principal amount of Old Notes, LTX-Credence offered the following “exchange offer consideration”:

•	LTX-Credence’s 3.5% Convertible Senior Subordinated Notes due May 15, 2011 (“New Notes”) in the principal amount of $750; plus

•	a cash payment equal to $199.6875; plus

•	a cash payment equal to the accrued and unpaid interest thereon to, but excluding, the settlement date.

$31,784,000 aggregate principal amount of Old Notes, representing over 95% of the total outstanding principal amount of the Old Notes, were tendered for exchange. LTX-Credence has accepted all validly tendered Old Notes and, in exchange, will promptly issue the exchange offer consideration in accordance with the terms of the exchange offer. LTX-Credence expects that settlement of the exchange offer will occur on May 26, 2009.

This news release shall not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of an offer to sell securities.

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions, including, with limitations, “believe(s),” “intend(s),” “expect(s),” “will,” “should,” “could, “plan(s),” “anticipates(s),” “estimate(s),” “predict(s),” “potential,” “targets(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. There are a number of important factors that could cause actual results or events to differ

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LTX-Credence Announces Expiration and Results of Exchange Offer for its 3.5% Convertible Senior Subordinated Notes due

May 15, 2010

materially from those indicated by such forward-looking statements, including: the ability to successfully integrate the operations and employees of our legacy companies LTX and Credence; current weak worldwide economic conditions; the ability to realize synergies and cost savings anticipated from the merger of LTX and Credence; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008 and Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and LTX-Credence’s most recent Quarterly Report on Form 10-Q each filed with the SEC. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

Formed by the 2008 merger of LTX Corporation and Credence Systems Corporation, LTX-Credence is a global provider of focused, cost-optimized ATE solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.LTX-Credence.com.

Contact

Mark Gallenberger, LTX-Credence Corporation

Tel. 781.467.5417

Email mark_gallenberger@ltx-credence.com

LTX-Credence is a trademark of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

Source LTX-Credence Corporation

www.ltx-credence.com